Exhibit 32.1
CERTIFICATIONS

Todd L. Phillips, being the Chief Executive Officer, President and Chief Financial Officer, of Industrial Services of America, Inc., hereby certify as of this 13th day of March, 2019, that the Form 10-K for the year ended December 31, 2018, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Industrial Services of America, Inc.

/s/ Todd L. Phillips
Todd L. Phillips, Chief Executive Officer, President and Chief Financial Officer